Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Coastal Financial Corporation’s Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated April 27, 2018, except for Note 20, which is dated June 1, 2018, relating to the consolidated financial statements of Coastal Financial Corporation and Subsidiary, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-225715) and related Prospectus.

/s/ Moss Adams LLP

Everett, Washington

July 17, 2018